                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K/A-2

                         CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
               THE SECURITIES EXCHANGE ACT OF 1934

                         May 16, 1994
         Date of Report (Date of Earliest Event Reported)

                   SA TELECOMMUNICATIONS, INC.
                    (f/k/a SA Holdings, Inc.)
       (Exact Name of Registrant as Specified in Charter)

    Delaware                 0-18048              75-2258519
(State or Other          (Commission File        (IRS Employer
Jurisdiction of              Number)           Identification No.)
Incorporation)

1912 Avenue K, Suite 100                             75074
    Plano, Texas                                  (Zip Code)
(Address of Principal
Executive Offices)

                          (214) 516-0662
        (Registrant's Telephone Number, Including Area Code)

   (Former Name or Former Address, if Changed Since Last Report)
   _____________________________________________________________

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Audited Financial Statements of Long Distance
Network, Inc. as of December 31, 1993 and 1992.

          (b)  Pro Forma Financial Information

               Pro Forma Statement of Operations for the year ended December 31, 1993 for SA Holdings, Inc. and its subsidiaries.

          (c)  Exhibits.

               Exhibit No.             Document

               Exhibit 23.1             Consent of Auditors*

          ______________________
          *Filed herewith


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this second amendment to the Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SA TELECOMMUNICATIONS, INC.
                              (f/k/a SA Holdings, Inc.)


Dated:  December 8, 1995      /s/ J. David Darnell
                              ----------------------------
                                              J. David Darnell
                                  Vice President, Finance
                                  and Chief Financial Officer

                   LONG DISTANCE NETWORK, INC.

                      FINANCIAL STATEMENTS

                   DECEMBER 31, 1993 AND 1992

           (With Independent Auditors' Report Thereon)

                        TABLE OF CONTENTS

                                                       PAGE

INDEPENDENT AUDITORS' REPORT                           F-1

BALANCE SHEETS                                         F-2

STATEMENTS OF OPERATIONS                               F-3

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)           F-4

STATEMENTS OF CASH FLOWS                               F-5

NOTES TO FINANCIAL STATEMENTS                         F-6-10

PRO FORMA FINANCIAL INFORMATION                      F-11-13

                  SAMSON, ROBBINS & ASSOCIATES
                  Certified Public Accountants
                          Regency Plaza
                          3710 Rawlins
                        Suite 930, LB 58
                        Dallas, TX  75219
                          214-526-4191
                       Fax:  214-526-3902



                  INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Long Distance Network, Inc.

We have audited the accompanying balance sheets of Long Distance Network, Inc. (a Texas corporation) as of December 31, 1993 and 1992 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Long Distance Network, Inc. as of December 31, 1993 and 1992, and the results of its operations, and its cash flows for the two years then ended in conformity with generally accepted accounting principles.


June 22, 1994

                                   /s/ SAMSON, ROBBINS & ASSOCIATES

                               -F-1-

                                             December 31,
                                        _____________________
                                        1993             1992
                                                    ____             ____
ASSETS
Current assets
  Cash                                  $  41,760      $ 100,394
  Certificate of deposit, pledged
    (Note 1)                               19,700           -
  Accounts receivable, net of
    allowances for doubtful accounts
    of $56,591 and $126,300,
    respectively (Note 2)                 514,528        244,046
  Accounts receivable - other (Note 3)     31,265          6,000
                                        ---------      ---------
     Total current assets                 607,253        350,440

Note receivable (Note 3)                  189,210        102,210

Leasehold, furniture and equipment
    (Note 1)                              151,111        133,233
  Less accumulated depreciation           (87,958)       (61,808)
                                        ---------      ---------
     Net leasehold, furniture and
       equipment                           63,153         71,425

Other assets                               22,211         10,283
                                        ---------      ---------
     Total assets                       $ 881,827      $ 534,358
                                        =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
  Current liabilities
    Accounts payable - trade            $ 686,295      $ 333,466
    Accounts payable - other (Note 3)      25,673          2,381
    Accrued expenses                      117,839         73,180
    Short-term debt (Note 4)                 -            80,584
    Note payable on matured obligation
      (Note 4)                             99,000         99,000
                                        ---------      ---------
     Total current liabilities            928,807        588,611
                                        ---------      ---------
     Total liabilities                    928,807        588,611

Commitments and contingencies
  (Notes 4, 5 and 7)                         -              -

Stockholders' equity (deficit)
  Common stock, no par value,
    10,000,000 shares authorized,
    3,000,000 shares issued and
    outstanding                           108,750        108,750
  Retained earnings (deficit)            (155,730)      (163,003)
                                        ---------      ---------
     Total stockholders' equity
       (deficit)                          (46,980)       (54,253)
                                        ---------      ---------
     Total liabilities and stock-
       holders' equity (deficit)        $ 881,827      $ 534,358
                                        =========      =========

           The accompanying notes are an integral part of these financial statements.


                               -F-2-

                   LONG DISTANCE NETWORK, INC.
                    STATEMENTS OF OPERATIONS

                                             For the years
                                           ended December 31,
                                           __________________
                                           1993          1992
                                           ----          ----
REVENUES                                $8,505,513     $3,664,493

COST OF REVENUES                         7,424,327      2,830,573
                                        ----------     ----------
     GROSS PROFIT                        1,081,186        833,920


OPERATING EXPENSES

  General and administrative             1,044,120        976,405

  Depreciation                              26,150         22,780
                                        ----------     ----------

     Total operating expenses            1,070,270        999,185
                                        ----------     ----------

INCOME (LOSS) FROM OPERATIONS               10,916       (165,265)

OTHER EXPENSE

  Interest expense                           3,643         20,718
                                        ----------     ----------

     NET INCOME (LOSS)                  $    7,273     $ (185,983)
                                        ==========     ==========

           The accompanying notes are an integral part of these financial statements.

                                 -F-3-

                   LONG DISTANCE NETWORK, INC.
          STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         For the years ended December 31, 1993 and 1992

                                             RETAINED
                           COMMON STOCK      EARNINGS
                         SHARES     AMOUNT   (DEFICIT)   TOTAL
                       ---------  ---------  ---------  --------
Balance at 1/1/92      3,000,000  $ 108,750  $  22,980  $131,730

Net loss                                      (185,983) (185,983)
                       ---------  ---------  ---------  --------
Balance at 12/31/92    3,000,000  $ 108,750  $(163,003) $(54,253)
                       =========  =========  =========  ========

Net income                                       7,273     7,273
                       ---------  ---------  ---------  --------

Balance at 12/31/93    3,000,000  $ 108,750  $(155,730) $(46,980)
                       =========  =========  =========  ========

           The accompanying notes are an integral part of these financial statements.

                               -F-4-

                   LONG DISTANCE NETWORK, INC.
                    STATEMENTS OF CASH FLOWS

                                                                         For the years
                                                                       ended December 31,
                                                                       ------------------
                                                                       1993            1992
                                                                       ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                    $   7,273       $(185,983)
  Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
    Depreciation                                                          26,150          22,780
    Provision for doubtful accounts receivable                            38,555         113,670
    (Increase) in accounts receivable                                   (309,037)        (49,678)
    (Increase) in prepaids and other assets                              (11,928)              -
    Increase in accounts payable and
      accrued expenses                                                   397,488         148,048
                                                                       ---------       ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                148,501          48,837

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of certificate of deposit                                     (19,700)              -
  Purchase of leasehold, furniture
    and equipment                                                        (17,878)        (21,356)
  Loans and advances to related parties                                 (112,265)        (10,639)
                                                                       ---------       ---------
NET CASH USED IN INVESTING ACTIVITIES                                   (149,843)        (31,995)

CASH FLOWS FROM FINANCING ACTIVITIES
  Short-term borrowings                                                        -         138,983
  Principal payments on debt                                             (80,584)        (58,399)
  Borrowings from related parties                                         23,292               -
                                                                       ---------       ---------
NET CASH PROVIDED (USED) BY FINANCING
  ACTIVITIES                                                             (57,292)         80,584
                                                                       ---------       ---------
NET INCREASE (DECREASE) IN CASH                                          (58,634)         97,426

CASH AT BEGINNING OF PERIOD                                              100,394           2,968
                                                                       ---------       ---------
CASH AT END OF PERIOD                                                  $  41,760       $ 100,394
                                                                       =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

  Cash paid for interest                                               $   3,643       $   9,685
                                                                       =========       =========

           The accompanying notes are an integral part of these financial statements.

                             -F-5-

                   LONG DISTANCE NETWORK, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1993 AND 1992

NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     The Company is a domestic interexchange long distance carrier located in Dallas, Texas, which began operations five years ago. In addition to providing intrastate, interstate and international service, the Company provides a variety of operator and other services. The Company specializes in meeting the long distance needs of small to medium sized companies.

RECOGNITION OF REVENUE

     Customer long distance calls are routed through a switching center operated over long distance telephone lines provided by others. The Company sells its services to its customers primarily on a measured time basis. The cost to the Company for using the facilities of others is lower than the rates the Company charges its customers. The Company records revenue from its operator and direct dial long distance services based upon customer usage. The allowance for doubtful accounts receivable is established based upon periodic analysis of uncollectible accounts receivable.

COST OF REVENUE

     Cost of revenue consists of line costs (representing right of way payments and payments to local exchange carriers and interexchange carriers for accessed transport charges), switching costs, commissions, and costs incurred under a billing and collection agreement.

INCOME TAXES

     Effective January 1, 1992, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the financial statements do not include a provision for federal income taxes because the Company does not incur federal income taxes. Instead, its earnings and losses are included in the stockholders' personal income tax returns and are taxed based on their personal strategies.

                               -F-6-

LEASEHOLD, FURNITURE AND EQUIPMENT

     Leasehold, furniture and equipment are stated at cost. Depreciation is computed on a straight line basis over the estimated useful lives of the related assets which range from five to seven years. Expenses for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. The cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in other income for that period when assets are disposed of. The components of leasehold, furniture and equipment at December 31, are as follows:

                                           1993           1992
                                                       ----           ----
          Leasehold                     $   1,583      $    -
          Furniture                        32,230         27,588
          Equipment                       117,298        105,645
                                        ---------      ---------
          Total leasehold, furniture
            and equipment               $ 151,111      $ 133,233
                                        =========      =========

CASH AND CASH EQUIVALENTS

     The Company considers all cash on hand and in banks, demand and time deposits and all other highly liquid investments with maturities of three months or less when purchased, to be cash and cash equivalents.

CERTIFICATE OF DEPOSIT

     At December 31, 1993, the Company owned one certificate of deposit in the amount of $19,700 which is pledged as security for sales tax liabilities with the State of Texas. The maturity date is October 29, 1994, with interest paid at maturity at the fixed rate of 2.85% per annum.

NOTE 2 - ACCOUNTS RECEIVABLE

     The components of accounts receivable at December 31, are as follows:

                                           1993           1992
                                           ----           ----
          One Plus                      $ 374,511      $ 285,869
          Zero Plus/Zero Minus            157,541         81,751
          Plan Mundo                       39,067           -
          Other miscellaneous                -             2,726
                                        ---------      ---------
     Total accounts receivable            571,119        370,346
     Less allowance for doubtful
       accounts                           (56,591)      (126,300)
                                        ---------      ---------
     Accounts receivable                $ 514,528      $ 244,046
                                        =========      =========

                               -F-7-

NOTE 3 - RELATED PARTY TRANSACTIONS

     The Company has advanced funds to various related parties which are accounted for as receivable amounts by the Company. Signed agreements were executed for the majority of the outstanding amounts owed to the Company with payment terms and interest rates included. The amounts outstanding are classified as current accounts receivable or long-term notes receivable based upon the terms of the agreements. It should be noted that all the related party receivables were subsequently collected when the Company was acquired during 1994 with the exception of one which is due from the President of the Company (see Note 7).

     The components of accounts receivable - other which represent loans and advances to related parties at December 31, are as follows:

                                           1993           1992
                                           ----           ----
          David Hover                   $  25,265      $    -
          NUPAC                             6,000          6,000
                                        ---------      ---------
                                        $  31,265      $   6,000
                                        =========      =========

     David Hover is a stockholder of the Company with an ownership of 21.5% of the outstanding shares. NUPAC is a company which is owned jointly by stockholders of the Company and whose operations are totally independent of the Company.

     The component of note receivable at December 31, is as follows:

                                           1993           1992
                                           ----           ----
          Terry Houston                 $ 189,210      $ 102,210

     Terry Houston is the President of the Company with an ownership of 75% of the outstanding shares at year end 1993.

     Certain stockholders and controlled entities were paid commissions for acting as agents for the Company. The amounts paid are based upon sales generated by these agents and are comparable to the amounts paid other agents for similar services.


                              -F-8-

     The components of accounts payable - other at December 31, are as follows:

                                           1993           1992
                                           ----           ----
          David Hover                   $   2,381      $   2,381
          Pay Phone Management             23,292           -
                                        ---------      ---------
                                        $  25,673      $   2,381
                                        =========      =========

NOTE 4 - DEBT

     Short-term debt during 1992 is comprised of a note payable to NTS Communications, Inc. for the payment of invoices related to balances owed for line charges. The note dated July 17, 1992, was in the principal amount of $138,983 with an interest rate of 18% and was payable in nine monthly installments commencing September 15, 1992 with the final payment due May 15, 1993. This note was repaid per the terms of the agreement.

     Note payable on matured obligation is comprised of a note payable to the FDIC. This note is the result of the FDIC taking over Continental National Bank during 1991. The Company had a revolving line of credit with this bank in the amount of $99,000 when the FDIC assumed control. During 1993, the Company had initial communications with the FDIC regarding negotiations for settlement of this outstanding amount. Negotiations are ongoing with no settlement expected in the near future. It should be noted that interest on this note has not been accrued since 1992 per management's view of the uncertainty of the final settlement.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

     The Company leases equipment and office space under non-cancelable operating leases. Rental expenses for 1993 and 1992, were $86,090 and $73,913, respectively. Future minimum lease payments under these leases at December 31, 1993, are as follows:

                           Year Ending December 31,
               ------------------------
               1994                               $  82,226
               1995                                  75,888
               1996                                  50,987
                                                  ---------
          Total minimum lease payments            $ 209,101
                                                  =========

                               -F-9-

     The Company is presently not involved in any legal actions or claims as the result of the ordinary course of business. The Company does not believe that any claims or proceedings are likely which would have an adverse effect on the Company's financial position or results of operations.

NOTE 6 - COMMON STOCK

     The Company has issued three million (3,000,000) shares of no par common stock of the ten million (10,000,000) shares authorized. The President of the Company held 75% of the outstanding shares at year end 1993. One other stockholder held 21.5% of the remaining 25% of outstanding shares.

NOTE 7 - SUBSEQUENT EVENTS

     On May 16, 1994, the Company was acquired by SA Holdings, Inc. This acquisition was accomplished through the payment of $1,354,660 in cash and the issuance of 1,302,086 shares of unregistered, restricted common stock of SA Holdings, Inc. to the stockholders of the Company for all the outstanding shares of common stock of the Company. Of the total 1,302,086 shares of unregistered, restricted common stock issued, 1,041,666 shares related to the acquisition of the common stock of the Company and 260,420 shares related to "Confidentiality and Noncompete Agreements" with two key employees of the Company. These two key employees will continue to function in senior management positions of the Company. From the March 1, 1994 effective date of the acquisition, the Company will operate as a wholly owned subsidiary of SA Holdings, Inc.

     As a result of the acquisition of the Company, various related party receivables were collected at the closing date of the sale. These amounts were included as adjustments to the actual cash payments received by the various stockholders. The note receivable of $189,210 at December 31, 1993 due from the President was to be repaid over fifteen years at $1,470 per month including interest at 5.0%. Currently, SA Holdings, Inc. and the President of the Company are renegotiating the payment terms so that the obligation will be repaid by December 31, 1994.

                               -F-10-

               SA HOLDINGS, INC. AND SUBSIDIARIES
             INTRODUCTION TO PRO FORMA CONSOLIDATED
                      FINANCIAL INFORMATION
                           (Unaudited)

     The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1993 present the results of operations of the Company assuming the purchase of Long Distance Network, Inc. had been consummated as of January 1, 1993. The Company acquired LDN effective March 1, 1994 for $1,354,660 in cash and the issuance of 1,302,086 shares of unregistered, restricted common stock valued at $3,750,000.

     The pro forma information does not purport to be indicative of the results of operations which would have actually been attained if the acquisition transaction had been consummated on the date indicated. In addition, the pro forma financial information does not purport to be indicative of the results of operations which may be attained in the future.

     The pro forma financial information has been prepared by the Company and all calculations have been made by the Company based on assumptions deemed appropriate by the Company. Certain of these assumptions are set forth under the Notes to Pro Forma Consolidated Financial Information.

     The pro forma financial information should be read in conjunction with the Company's historical Consolidated Financial
Statements and Notes thereto contained in the Annual Report on Form 10-KSB for the year ended December 31, 1993 and the Quarterly
Report on Form 10-QSB for the quarter ended March 31, 1994.

                                -F-11-

               SA HOLDINGS, INC. AND SUBSIDIARIES
         PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  YEAR ENDED DECEMBER 31, 1993
                           (Unaudited)

                                                  SA Holdings,
                                                  Inc. and                 Long Distance            Pro Forma
                                                  Subsidiaries             Network, Inc.            Adjustments     Pro Forma
                                                  ------------             -------------            -----------     ---------
Revenues                                          $ 2,907,551              $ 8,505,513                              $ 11,413,064
Cost of revenues                                    2,497,109                7,424,327                                 9,921.436
                                                  -----------              -----------                              ------------
Gross Profit                                          410,442                1,081,186                                 1,491,628

Operating expenses                                  1,496,412                1,070,270              $  278,579(A)      2,845,261
                                                  -----------              -----------              ----------      ------------

Income (loss) from operations                      (1,085,970)                  10,916                (278,579)      (1,353,633)
Other income (expenses)                                 7,684                   (3,643)                                    4,041
Minority interests                                      2,678                     -                                        2,678
                                                  -----------              -----------              ----------      ------------

Net income (loss)                                 $(1,075,608)             $     7,273              $ (278,579)     $ (1,346,914)
                                                  ===========              ===========              ==========      ============

Loss per weighted average
  common share outstanding                        $     (0.20)                                                      $      (0.19)
                                                  ===========                                                       ============

Weighted average shares outstanding                 5,479,747                                                          7,081,833
                                                  ===========                                                       ============

           The accompanying notes are an integral part of the pro forma financial information.

                              -F-12-

               SA HOLDINGS, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED
                      FINANCIAL INFORMATION
                           (Unaudited)

     The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1993 was derived from the Company's historical Statement of Operations incorporated in the Annual Report on Form 10-KSB as of December 31, 1993, as well as LDN's audited Statement of Operations for the year ended December 31, 1993.

     (A) Adjustment reflects the amortization of goodwill over a 25 year period and covenants not to compete and customer acquisition costs over a 10 year period.

     (B) The business combination did not result in any significant change in federal income taxes.

                         -F-13-

                          EXHIBIT INDEX

     EXHIBIT NO.              DOCUMENT DESCRIPTION

     23.1                     Consent of Auditors*

     ___________________
     *Filed herewith